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    As filed with the Securities and Exchange Commission on October 25, 2001

                                                             FILE NO. 000-333171



                                  FORM 8-A/A

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


                      FISHER & PAYKEL INDUSTRIES LIMITED
                      ----------------------------------
            (Exact name of registrant as specified in its charter)

  New Zealand                                                  Not Applicable
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        15 Maurice Paykel Place
             East Tamaki
         Auckland, New Zealand
           011 64 9 574 0100                                   Not Applicable
           -----------------                                   --------------
  (Address of principal executive offices)                        (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered

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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-69322 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                        Ordinary shares, no par value

--------------------------------------------------------------------------------
                               (Title of class)

          American Depositary Shares, respresenting ordinary shares

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                               (Title of class)



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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

         ITEM 1.        DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The Registrant is applying for registration of: (a) ordinary shares, no par value ("Shares") and (b) American Depositary Shares ("ADSs") representing the Shares, each ADS representing four Shares. Information relating to the shares is set forth under the heading "Description of Share Capital" in the prospectus included in the Registrant`s Registration Statement on Form F-1 (Registration No. 333-69322) originally filed on September 13, 2001, under the Securities Act of 1933, as amended (the "Registration Statement"), which information is incorporated herein by reference.

         Information relating to the ADSs is set forth under the heading "Description of American Depositary Receipts" in the Registration Statement, which information is incorporated herein by reference.

         Information relating to tax consequences of owning and disposing of the Shares and the ADSs is set forth under the heading "Taxation" in the Registration Statement, which information is incorporated herein by reference.

         Definitive copies of the prospectus describing the terms of the Shares and the ADSs will be filed pursuant to Rule 424(b) under the Securities Exchange Act of 1934, as amended, and shall be deemed to be incorporated herein by reference.

         ITEM 2.        EXHIBITS

3.1 Constitution of Fisher & Paykel Industries Limited  (Previously filed)

4.1 Form of Deposit Agreement (Incorporated by reference to Exhibit (a) to the Registrant`s registration statement on Form F-6 (Registration No. 333-13924), filed with the Commission on September 20, 2001)

4.2 Form of American Depositary Receipt (included in Exhibit 4.1 to this registration statement)


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                                  SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                           FISHER & PAYKEL INDUSTRIES LIMITED

                                    /s/ W. Lindsay Gillanders
                           --------------------------------------------------
                           Date:    October 25, 2001
                                    -----------------------------------------

                           By:      W. Lindsay Gillanders, Executive Director
                                    -----------------------------------------
                                    and Company Secretary
                                    -----------------------------------------




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